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                                                                       EXHIBIT 5

                                  June 29, 1995



Starwood Lodging Corporation
11845 West Olympic Boulevard
Suite 560
Los Angeles, CA 90064

Starwood Lodging Trust
11845 West Olympic Boulevard
Suite 550
Los Angeles, CA 90064

          Re:  Convertible Notes due December 15, 1995
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Ladies and Gentlemen:

          We refer to the Joint Registration Statement on Form S-2, File Nos. 33-59155 and 33-59155-01 (the "Registration Statement") filed by Starwood Lodging Trust (the "Trust") and Starwood Lodging Corporation (the "Corporation"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of
(i) $269,639,063 principal amount of Convertible Notes of the Trust and the Corporation (the "Convertible Notes") and (ii) the shares of beneficial interest, $.01 par value per share, of the Trust (the "Trust Shares") and shares of common stock, $.01 par value per share, of the Corporation (such shares of beneficial interest, together with such shares of common stock being referred to as the "New Paired Shares") issuable upon conversion of the Convertible Notes. The Convertible Notes are to be issued under an Indenture dated as of June 15, 1995 (the "Indenture") between the Trust and the Corporation and First Interstate Bank, as Trustee (the "Trustee").

          We are familiar with the proceedings to date with respect to the proposed offering and sale of the Convertible Notes and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.
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Starwood Lodging Corporation
Starwood Lodging Trust
June 29, 1995
Page 2


          Based on the foregoing, we are of the opinion that:

          1. The Corporation is duly incorporated and validly existing under the laws of the State of Maryland.

          2. The Trust is duly organized and validly existing as a real estate investment trust under the laws of the State of Maryland.

          3. The Trust and the Corporation each has power and authority to execute and deliver the Indenture and to authorize and sell the Convertible Notes.

          4. The Convertible Notes will be legally issued and binding obligations of the Trust and the Corporation (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Trust, the Corporation and the Trustee; (ii) each of the Trust's Board of Trustees or a duly authorized committee thereof and the Corporation's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Convertible Notes as contemplated by the Registration Statement; and (iii) Convertible Notes shall have been duly executed and authenticated as provided in the Indenture and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          4. The New Paired Shares issued upon conversion of the Convertible Notes in accordance with the terms of the Convertible Notes and the Indenture will be legally issued, fully paid and non-assessable when certificates representing the New Paired Shares shall have been duly executed, countersigned and registered and duly delivered to the persons entitled thereto against payment of the agreed consideration therefor, as provided in the Indenture.
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Starwood Lodging Corporation
Starwood Lodging Trust
June 29, 1995
Page 3


          Insofar as the opinions expressed herein relate to matters governed by the laws of the State of Maryland, we have not made an independent examination of such laws, but have relied exclusively as to such laws, subject to the exceptions, qualifications and limitations therein expressed, upon the opinion of Piper & Marbury of Baltimore, Maryland.

          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to the application of the securities or blue sky laws of the various states to the sale of the Convertible Notes or the Paired Shares.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.


                                   Very truly yours,